EXHIBIT 31.4
CERTIFICATION
PURSUANT TO RULE 13a-14 AND 15d-14
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Vanessa Guzmán-Clark, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of Digital Media Solutions, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	By:	/s/ Vanessa Guzmán-Clark
Vanessa Guzmán-Clark Interim Chief Financial Officer (Principal Financial and Accounting Officer)